Exhibit 23.3
SSY Consultancy & Research Ltd.
November 9, 2017

Scorpio Bulkers Inc.
9, Boulevard Charles III
MC 98000 Monaco

Gentlemen:

Reference is made to the Form F-3 registration statement of Scorpio Bulkers Inc. (the "Company"), including the prospectus contained therein and any prospectus supplement thereto, as filed with the U.S. Securities and Exchange Commission (the "Commission") and as thereafter amended or supplemented (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the resale of an aggregate of 1,592,594 shares of common stock, par value $0.01 per share, of the Company by the selling shareholder named therein.
We hereby consent to all references to our name in the Registration Statement, including by reference to the Company's annual report on Form 20-F filed with the Commission on February 28, 2017 (the "Annual Report"), and to the use of the statistical information and industry and market data in the full format (including all disclaimers) supplied by us as set forth in the sections of the Annual Report entitled "Risk Factors" and "Industry and Market Conditions," and the incorporation by reference of the same in the Registration Statement.
We further advise the Company that our role has been limited to the provision of such statistical information and industry and market data supplied by us. With respect to such information and data, we advise you that:
(1)
certain information in our database is derived from estimates or subjective judgments, and while we have taken reasonable care in the compilation of the statistical and graphical information and believes it to be accurate and correct, data compilation is subject to limited audit and validation procedures; and

(2)	the information in the databases of other maritime data collection agencies may differ from the information in our database.
We also hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the section of the Registration Statement entitled "Experts."
/s/ JP Kearsey
JP Kearsey
Director
SSY Consultancy & Research Ltd